Exhibit 4(m)

THIRD AMENDING AGREEMENT

THIS AGREEMENT is made as of July 8, 2014

BETWEEN:

POTASH CORPORATION OF SASKATCHEWAN INC., a corporation subsisting under the laws of Canada (hereinafter referred to as the “Borrower”),

OF THE FIRST PART,

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THE FINANCIAL INSTITUTIONS SET FORTH ON THE SIGNATURE PAGES HEREOF UNDER THE HEADING “MAJORITY OF THE LENDERS:” (hereinafter referred to collectively as the “Majority of the Lenders”),

OF THE SECOND PART,

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THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the “Agent”),

OF THE THIRD PART.

WHEREAS the Borrower has requested that each of the Lenders extend the Maturity Date applicable to such Lenders by one year.

AND WHEREAS all the Lenders, except for Comerica Bank (the “Non-Extending Lender”), have agreed to extend the Maturity Date applicable to it by one year.

AND WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1. Interpretation

1.1. In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

“Agreement” means this agreement, as amended, modified, supplemented or restated from time to time.

“Credit Agreement” means the credit agreement made as of December 11, 2009 between the Borrower, The Bank of Nova Scotia and the other financial institutions party thereto as lenders and the Agent, as agent of such lenders, as amended and supplemented by the first amending agreement made as of September 23, 2011 and the second amending agreement made as of May 24, 2013.

1.2. Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

1.3. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

1.4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

2. Amendments and Supplements

2.1. Extension of Maturity Date. The parties hereto confirm and agree that the Maturity Date applicable to each Lender (except the Non-Extending Lender) shall be and is hereby extended to May 31, 2019. For certainty, the Maturity Date applicable to the Non-Extending Lender shall remain May 31, 2018.

2.2. Definition of “Applicable Pricing Rate”. The existing definition of “Applicable Pricing Rate” contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

“Applicable Pricing Rate”, as regards any Loan or the standby fees payable in accordance with Section 5.6, means, when and for so long as the Debt Rating of the Borrower is one of the following or no Debt Rating has been assigned to the Borrower (as the case may be) by S&P or Moody’s, the percentage rate per annum set forth opposite such rating or indication in the column applicable to the type of Loan in question or such standby fee:

Level	S&P/Moody’s Rating	Margin on Canadian Prime Rate Loans and U.S. Base Rate Loans	Margin on Libor Loans and Acceptance Fees for Bankers’ Acceptances	Standby Fee on Credit Facility
1	A or above/A2 or above	0.00% per annum	0.85% per annum	0.1700% per annum
2	A-/A3	0.00% per annum	1.00% per annum	0.2000% per annum
3	BBB+/Baa1	0.25% per annum	1.25% per annum	0.2500% per annum
4	BBB/Baa2	0.50% per annum	1.50% per annum	0.3000% per annum
5	BBB- or below/Baa3 or below or if not rated by either S&P or Moody’s	0.75% per annum	1.75% per annum	0.3500% per annum

provided that:

(a)	the above ratings refer to the rating classifications of S&P and Moody’s (the “Designated Rating Agencies”) on the date hereof and shall be deemed to refer to the then equivalent rating classifications of such rating agencies in the event of any subsequent changes to such classifications;

(b)	if at any time the Debt Rating assigned by one of the Designated Rating Agencies listed in the table above is in a rating category which is (i) one Level higher than the Debt Rating assigned by the other such agency, then the Applicable Pricing Rate shall be determined by reference to the rates per annum opposite the higher of the Debt Ratings so assigned or (ii) more than one Level higher than the Debt Rating assigned by such other agency, then the Applicable Pricing Rate shall be determined by reference to the Level next below that of the higher of the two Debt Ratings so assigned;

(c)	if at any time a Debt Rating has been assigned by one of the Designated Rating Agencies, but not the other, then the Applicable Pricing Rate shall be determined by reference to the Debt Rating assigned by the Designated Rating Agency which does assign a Debt Rating;

(d)	the above rates per annum applicable to Libor Loans are expressed on the basis of a year of 360 days and the above rates per annum applicable to other Loans are expressed on the basis of a year of 365 days;

(e)	changes in Applicable Pricing Rate shall be effective in accordance with Section 7.7; and

(f)	the above changes in Applicable Pricing Rate shall apply, as at the effective dates of such changes, to Libor Loans outstanding on such dates, but only for those portions of applicable Interest Periods falling within those times during which the changes in Applicable Pricing Rate are effective, as provided above.”.

2.3. Definition of “Debt Rating”. The existing definition of “Debt Rating” contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

“Debt Rating” means the debt rating that has been most recently announced by S&P and Moody’s, as applicable, for the Credit Facility or, if the Credit Facility is not rated, the corporate credit rating or issuer rating by S&P and Moody’s, as applicable, of the Borrower or the successor thereto, as the case may be.”.

2.4. New Definition of “Moody’s”. Section 1.1 of the Credit Agreement is hereby amended to add the following new definition of “Moody’s” immediately after the existing definition of “Maturity Date”:

“Moody’s” means Moody’s Investors Service, Inc. and any successors thereto.”.

2.5. New Definitions of “Sanctioned Person Legislation” and “Sanctions Regulations”. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions of “Sanctioned Person Legislation” and “Sanctions Regulations” immediately after the existing definition of “S&P”:

“Sanctioned Person Legislation” means (a) the United Nations Al-Qaida and Taliban Regulations (Canada), (b) the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and (c) the Criminal Code (Canada).

“Sanctions Regulations” mean any sanction laws, regulations and executive orders issued by, and any official government pronouncement or action that establishes economic sanctions administered or enforced by, the United States of America, Canada or the European Union.”.

2.6. New Sanctions Covenant. Section 9.1 of the Credit Agreement is hereby amended to add the following new subparagraph “(n)” immediately after the existing subparagraph “(m)”:

“(n) Sanctions

The Borrower shall comply with all Sanctioned Person Legislation and all Sanctions Regulations to which it is subject, and shall cause each of its Subsidiaries to comply with all Sanctioned Person Legislation and all Sanctions Regulations to which such Subsidiary is subject.”.

2.7. Event of Default Dollar References.

(a)	Section 10.1(g) of the Credit Agreement is hereby amended to:

(i)	delete the reference to “Cdn.$40,000,000” contained in the third line thereof and to substitute therefor a reference to “U.S.$100,000,000”; and

(ii)	delete the phrase “in United States Dollars” contained in the fourth line thereof and to substitute therefor the phrase “in Canadian Dollars”;

(b)	Section 10.1(j) of the Credit Agreement is hereby amended to:

(i)	delete the reference to “Cdn.$100,000,000” contained in the second and fifth lines thereof and, in each case, to substitute therefor a reference to “U.S.$100,000,000”; and

(ii)	delete the phrase “in United States Dollars” contained in the third and sixth lines thereof and, in each case, to substitute therefor the phrase “in Canadian Dollars”;

(c)	Section 10.1(k) of the Credit Agreement is hereby amended to:

(i)	delete the reference to “Cdn.$100,000,000” contained in the third and sixth lines thereof and, in each case, to substitute therefor a reference to “U.S.$100,000,000”; and

(ii)	delete the phrase “in United States Dollars” contained in the third and sixth lines thereof and, in each case, to substitute therefor the phrase “in Canadian Dollars”; and

(d)	Section 10.1(m) of the Credit Agreement is hereby amended to delete the reference to “Cdn.$100,000,000” contained in the second and thirteenth lines thereof and, in each case, to substitute therefor a reference to “U.S.$100,000,000”.

3. Fees

3.1. Extension Fees. The Borrower hereby agrees to pay to the Agent, for each existing Lender which is extending the Maturity Date applicable to it pursuant hereto, a fee in United States Dollars in an amount equal to 0.045% of the Commitment of each such Lender.

4. Representations and Warranties

The Borrower hereby represents and warrants as follows to each Lender which is a party hereto and the Agent and acknowledges and confirms that each such Lender and the Agent is relying upon such representations and warranties:

(a)	Status and Power

It is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of Canada. It is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required, except where the failure to be so qualified would not have and would not reasonably be expected to have a Material Adverse Effect. It has all requisite capacity, power and authority to own, hold under licence or lease its properties necessary for the conduct of its business and to carry on its business as currently conducted. It has all requisite corporate capacity, power and authority to enter into and carry out the transactions contemplated by this Agreement.

(b)	Authorization and Enforcement

All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by the Borrower of this Agreement. It has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower by the Agent and the Lenders in accordance with its terms, subject to applicable bankruptcy, reorganization, winding-up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

(c)	Compliance with Other Instruments

The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of the charter or constating documents or by-laws of, or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which its property is subject and do not require the consent or approval of any Governmental Authority or any other party of which the failure to have received or obtained would have or would reasonably be expected to have a Material Adverse Effect.

(d)	No Default

No Default or Event of Default has occurred and is continuing.

(e)	Credit Agreement Representations and Warranties

Each of the representations and warranties of the Borrower set forth in Article 8 of the Credit Agreement is true and accurate in all material respects as of the date hereof

(except those representations and warranties which are stated to be made as at a specific date which were correct as of the date given).

The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by or on behalf of the Agent, the Lenders or Lenders’ Counsel. Such representations and warranties shall survive until the Credit Agreement has been terminated.

5. Condition Precedent

The amendments and supplements to the Credit Agreement contained in herein shall be effective upon, and shall be subject to, the condition precedent that the Borrower shall have paid to the Agent, for each applicable Lender, all fees agree to in writing by the Borrower including the fees required to be paid pursuant to Sections 3.1 hereof.

The foregoing condition precedent is inserted for the sole benefit of the Majority of the Lenders and the Agent and may be waived in writing by the Majority of the Lenders, in whole or in part (with or without terms and conditions).

6. Confirmation of Credit Agreement and other Documents

The Credit Agreement and the other Documents to which the Borrower is a party and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Credit Agreement as amended and supplemented by this Agreement and each of the other Documents to which the Borrower is a party is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect as herein amended and supplemented, with such amendments and supplements in Section 2 hereof being effective from and as of the date hereof upon satisfaction of the condition precedent set forth in Section 5 hereof.

7. Further Assurances

The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

8. Enurement

This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

9. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Such executed counterparts may be delivered by facsimile or other electronic transmission and, when so delivered, shall constitute a binding agreement of the parties hereto.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Wayne Brownlee
Name:	Wayne Brownlee
Title:	Executive VP & CFO

By:	/s/ Denis Sirois
Name:	Denis Sirois
Title:	VP & Corporate Controller

MAJORITY OF THE LENDERS: THE BANK OF NOVA SCOTIA

By:	/s/ Jeff Cebryk
Name:	Jeff Cebryk
Title:	Managing Director and Industry Head

By:	/s/ Chris Freeman
Name:	Chris Freeman
Title:	Associate

ROYAL BANK OF CANADA

By:	/s/ Stam Fountoulakis
Name:	Stam Fountoulakis
Title:	Authorized Signatory

By:
Name:
Title:

BANK OF MONTREAL

By:	/s/ Robert Heinrichs
Name:	Robert Heinrichs
Title:	Managing Director

By:
Name:
Title:

EXPORT DEVELOPMENT CANADA

By:	/s/ Hivda Morissette
Name:	Hivda Morissette
Title:	Asset Manager

By:	/s/ Victor Samuel
Name:	Victor Samuel
Title:	Asset Manager

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Kevin Charko
Name:	Kevin Charko
Title:	Executive Director

By:	/s/ Steve Nishimura
Name:	Steve Nishimura
Title:	Managing Director

RABOBANK NEDERLAND, CANADIAN BRANCH

By:	/s/ Raj Joshi
Name:	Raj Joshi
Title:	Executive Director

By:	/s/ Valter Lourenco
Name:	Valter Lourenco
Title:	Senior Credit Analyst

THE TORONTO-DOMINION BANK

By:	/s/ Sanup Gupta
Name:	Sanup Gupta
Title:	Director

By:	/s/ Matt Hendel
Name:	Matt Hendel
Title:	Managing Director

BANK OF AMERICA, N.A., CANADA BRANCH

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

By:
Name:
Title:

HSBC BANK CANADA

By:	/s/ Jean-Phillipe Gariazzo
Name:	Jean-Phillipe Gariazzo
Title:	Director

By:	/s/ Glen Chui
Name:	Glen Chui
Title:	Analyst

BANK OF TOKYO-MITSUBISHI UFJ (CANADA)

By:	/s/ Davis J. Stewart
Name:	Davis J. Stewart
Title:	Executive Vice President and General Manager

By:
Name:
Title:

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

By:
Name:
Title:

MORGAN STANLEY BANK, N.A.

By:	/s/ Sherrese Clarke
Name:	Sherrese Clarke
Title:	Authorized Signatory

By:
Name:
Title:

UBS AG CANADA BRANCH

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Title:	Associate Director

US BANK, NATIONAL ASSOCIATION, CANADA BRANCH

By:	/s/ Paul Rodgers
Name:	Paul Rodgers
Title:	Principal Officer

By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION OF CANADA

By:	/s/ Ming Chang
Name:	Ming Chang
Title:	Senior Vice President

By:
Name:
Title:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Mark Koneval
Name:	Mark Koneval
Title:	Managing Director

By:	/s/ Dan Famey

Name:	Dan Famey
Title:	Vice President

AGENT: THE BANK OF NOVA SCOTIA, in its capacity as Agent

By:	/s/ Jeff Cebryk
Name:	Jeff Cebryk
Title:	Managing Director and Industry Head